Exhibit 10.2

KENSINGTON CAPITAL ACQUISITION CORP. V

1400 Old Country Road, Suite 301

Westbury, New York 11590

August 29, 2023

DEHC LLC

3355 Pierson Drive

Wilmington, Delaware 19810

Re:	Amendment to Services Agreement

Ladies and Gentlemen:

Reference is made to the Services Agreement dated August 12, 2021 by and between Kensington Capital Acquisition Corp. V (the “Company”) and DEHC LLC (the “Provider”). Capitalized terms used but not defined herein have the meanings assigned to them in the Services Agreement.

This will confirm our agreement to extend the Services Agreement to provide, commencing on August 17, 2023 (the “Start Date”), and continuing until the earliest of (a) the consummation by the Company of a Business Combination, (b) the Company’s liquidation, and (c) the 12-month anniversary of the Start Date (such earliest date hereinafter referred to as the “Termination Date”) the Provider shall make available, or cause to be made available, to the Company, such administrative and other services of Daniel Huber as may be reasonably requested by the Company. In exchange therefor, the Company shall pay to the Provider the sum of $20,000 per month on the Start Date and continuing monthly thereafter until the Termination Date; provided, that such payments shall not exceed $240,000 in the aggregate; and provided, further, that, upon the consummation of the Business Combination, any portion of such $240,000 that has not yet been paid will accelerate and become due.

The provisions of the last five paragraphs of the Services Agreement shall mutatis mutandis apply to this letter agreement.

[Signature Page Follows]

Very truly yours,

KENSINGTON CAPITAL ACQUISITION CORP. V

By:	/s/ Justin Mirro
Name: Justin Mirro
Title: Chairman and Chief Executive Officer

Agreed:

DEHC LLC

By:	/s/ Daniel Huber
Name: Daniel Huber
Title: Managing Member

[Signature Page to Services Agreement]

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